UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 1, 2005, Rainmaker Systems, Inc. (the “Company”) entered into employment agreements with its Vice President of Sales, John Houtsma, and its Vice President of Marketing, Edwin Okamura. Mr. Houtsma and Mr. Okamura were previously executives and shareholders of Sunset Direct, Inc., an Idaho corporation that the Company acquired on February 8, 2005.

The following is a brief description of the material terms of the employment agreement of Mr. Houtsma:

•	The initial term of the agreement expires on April 1, 2007. Mr. Houtsma will receive an annual base salary of $125,000 and has received options to purchase 125,000 shares of the Company’s common stock pursuant to the Company’s 2003 Stock Incentive Plan. The Company may establish a bonus plan for Mr. Houtsma in the future.

•	In the event of a termination by the Company without cause, Mr. Houtsma is entitled to severance equal to 4 months of his annual base salary, unless such termination is within 120 days of a change of control, in which case Mr. Houtsma is entitled to severance equal to 6 months of his annual base salary. In the event Mr. Houtsma terminates the agreement due to a materially adverse change to his position, Mr. Houtsma is entitled to severance equal to 4 months of his annual base salary. Any severance payments will be paid over the period utilized to determine the amount of the payment.

•	Mr. Houtsma is entitled to participate in the Company’s regular benefits programs, including the Employee Stock Purchase Plan and 401(K) plan.

The following is a brief description of the material terms of the employment agreement of Mr. Okamura:

•	The initial term of the agreement expires on April 1, 2007. Mr. Okamura will receive an annual base salary of $100,000 and has received options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2003 Stock Incentive Plan. Mr. Okamura is eligible to receive quarterly bonuses in accordance with the Company’s 2005 Executive Bonus Plan. The target annual bonus amount for Mr. Okamura is $31,250, although this amount may be higher or lower depending upon the Company’s revenue and net income in a given quarter.

•	In the event of a termination by the Company without cause, Mr. Okamura is entitled to severance equal to 4 months of his annual base salary, unless such termination is within 120 days of a change of control, in which case Mr. Okamura is entitled to severance equal to 6 months of his annual base salary. In the event Mr. Okamura terminates the agreement due to a materially adverse change to his position, Mr. Okamura is entitled to severance equal to 4 months of his annual base salary. Any severance payments will be paid over the period utilized to determine the amount of the payment.

•	Mr. Okamura is entitled to participate in the Company’s regular benefits programs, including the Employee Stock Purchase Plan and 401(K) plan.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

10.1	Employment Agreement between Rainmaker Systems, Inc. and John Houtsma dated April 1, 2005.

10.2	Employment Agreement between Rainmaker Systems, Inc. and Edwin Okamura dated April 1, 2005.

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

April 7, 2005		/s/ Steve Valenzuela
Date		(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer

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